Exhibit 99.1

           Certification of the President and Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350

I, the undersigned President and Chief Executive Officer of Haemacure Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 20-F of the Company for the year ended October 31, 2001 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 /s/ Marc Paquin
---------------------------
Marc Paquin
February 20, 2003